Exhibit 4.7



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                            ADMINISTRATION AGREEMENT

                                  by and among


                    AIG CREDIT PREMIUM FINANCE MASTER TRUST,
                                   as Issuer,

                               A.I. CREDIT CORP.,
                             as Trust Administrator,

                        A.I. RECEIVABLES TRANSFER CORP.,
                                   as Seller,


                                       and

                         BANK ONE, NATIONAL ASSOCIATION,
                              as Indenture Trustee





                          Dated as of November 5, 1999


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NY3:\829816\15\11278.0005
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                                TABLE OF CONTENTS
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SECTION 1.            Duties of the Trust Administrator.................................................2

SECTION 2.            Records..........................................................................10

SECTION 3.            Compensation.....................................................................11

SECTION 4.            Additional Information to be Furnished to the Issuer.............................11

SECTION 5.            Independence of the Trust Administrator..........................................11

SECTION 6.            No Joint Venture.................................................................11

SECTION 7.            Other Activities of Trust Administrator..........................................11

SECTION 8.            Term of Agreement; Resignation and Removal of Trust Administrator................11

SECTION 9.            Action upon Termination, Resignation or Removal..................................13

SECTION 10.           Notices..........................................................................13

SECTION 11.           Amendments.......................................................................14

SECTION 12.           Successors and Assigns...........................................................14

SECTION 13.           Governing Law....................................................................15

SECTION 14.           Headings.........................................................................15

SECTION 15.           Counterparts.....................................................................15

SECTION 16.           Severability.....................................................................15

SECTION 17.           Not Applicable to A.I. Credit Corp. in Other Capacities..........................15

SECTION 18.           Limitation of Liability of Owner Trustee and Indenture Trustee...................15

SECTION 19.           Third-Party Beneficiary..........................................................16

SECTION 20.           Nonpetition Covenant.............................................................16


EXHIBIT A             Form of Power of Attorney.......................................................A-1

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         This ADMINISTRATION AGREEMENT, dated as of November 5, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), by and among AIG CREDIT PREMIUM FINANCE MASTER TRUST, a Delaware business trust (the "Issuer), A.I. CREDIT CORP., a New Hampshire corporation ("AIC" or in its capacity as trust administrator, the "Trust Administrator"), A.I. RECEIVABLES TRANSFER CORP., a Delaware corporation (the "Seller") and BANK ONE, NATIONAL ASSOCIATION not in its individual capacity, but solely as Indenture Trustee (the "Indenture Trustee").


                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Issuer is a business trust under the Delaware Business Trust Act created by an Master Trust Agreement dated as of November 5, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Trust Agreement") between the Seller, as Depositor, and Chase Manhattan Bank Delaware, as Owner Trustee (together with its successors and assigns in such capacity, the "Owner Trustee").

         WHEREAS, the Issuer is issuing Series 1999-A Class A, Class B and Class C Asset Backed Notes ("Series 1999-A Notes"), Series 1999-B Class A, Class B and Class C Asset Backed Notes, ("Series 1999-B Notes"), Series 1999-C Class A, Class B and Class C Asset Backed Notes, ("Series 1999-C Notes") and Series 1999-D Class A, Class B and Class C Asset Backed Notes ("Series 1999-D Notes," and together with the Series 1999-A Notes, the Series 1999-B Notes and the Series 1999-C Notes, the "Initial Series" and any other Series of Notes issued by the Trust hereafter the "Notes") each pursuant to a Series Supplement to the Base Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the "Base Indenture"), between the Issuer and the Indenture Trustee (capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in, or incorporated by reference into, the Base Indenture or the Sale and Servicing Agreement (as defined below));

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes including (i) the sale and servicing agreement, dated as of November 8, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Sale and Servicing Agreement"), among the Issuer, the Seller, AIC, AICCO, Inc., a California corporation ("AICCO"), Imperial Premium Finance, Inc., a Delaware corporation, Imperial Premium Finance, Inc., a California corporation and Imperial Premium Funding, Inc., a Delaware corporation, collectively as servicer (in such capacity, the "Servicer") and the Indenture Trustee, (ii) the Trust Agreement, (iii) the Base Indenture, (iv) the Series 1999-A Supplement to the Base Indenture dated as of November 8, 1999 (the "Series A Supplement"), between the Issuer and the Indenture Trustee, relating to the issuance of the Series 1999-A Notes, (v) the Series 1999-B Supplement to the Base Indenture dated as of November 8, 1999 (the


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"Series B Supplement"), between the Issuer and the Indenture Trustee, relating to the issuance of the Series 1999-B Notes, (vi) the Series 1999-C Supplement to the Base Indenture dated as of November 8, 1999 (the "Series C Supplement"), between the Issuer and the Indenture Trustee, relating to the issuance of the Series 1999-C Notes, (vii) the Series 1999-D Supplement to the Base Indenture dated as of November 8, 1999 (the "Series D Supplement"), between the Issuer and the Indenture Trustee, relating to the issuance of the Series 1999-D Notes and
(viii) any Series Supplement entered into in the future, relating to the issuance of any other Series of Notes (the Sale and Servicing Agreement, the Trust Agreement, the Base Indenture, the Series A Supplement, the Series B Supplement, the Series C Supplement, the Series D Supplement and any other Series Supplement being referred to hereinafter collectively as the "Related Agreements");

         WHEREAS, pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (i) the Notes and the collateral therefor pledged pursuant to the Base Indenture (the "Trust Estate") and (ii) the beneficial ownership interest in the Issuer (the holder of such interest being referred to herein as the "Depositor");

         WHEREAS, the Issuer and the Owner Trustee desire to have the Trust Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Depositor may from time to time request; and

         WHEREAS, the Trust Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

         Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Base Indenture, the Sale and Servicing Agreement or the Trust Agreement, as applicable.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Duties of the Trust Administrator.

         (a) Duties with Respect to the Related Agreements and the Base
Indenture.

                  (i) The Trust Administrator agrees to perform all its duties as Trust Administrator and the duties of the Issuer and the Owner Trustee under any Depository Agreement. In addition, the Trust Administrator shall consult with the Owner Trustee regarding the duties


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         of the Issuer or the Owner Trustee under the Related Agreements. The
         Trust Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the respective duties of the Issuer and the Owner Trustee under the Related Agreements. The Trust Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements. In furtherance of the foregoing, the Trust Administrator shall take all appropriate action that the Issuer or the Owner Trustee is required to take pursuant to the Base Indenture and any Series Supplement thereto, including, without limitation, such of the foregoing as are required with respect to the following matters under the Base Indenture:

                           (A) the duty to deliver a New Series Issuance Notice
                  to the Trustee with respect to a New Series Issuance (2.2(a));

                           (B) the duty to deliver an Issuer Order to the
                  Indenture Trustee directing the Indenture Trustee to authenticate and deliver Notes in connection with a New Series Issuance (2.2(a)(i));

                           (C) the duty to deliver an Opinion of Counsel with
                  respect to the grant by the Issuer to the Trustee of a priority interest in and to the Trust Estate (2.2(a)(x);

                           (D) the preparation and delivery of evidence that the
                  Issuer has delivered the Trust Estate to the Indenture Trustee and has performed other tasks in connection therewith (2.2(a)(xi));

                           (E) the delivery of a Tax Opinion in connection with
                  a New Series Issuance (2.2(a)(v)); and a transfer of the Trust Interest (2.3);

                           (F) the duty to notify the Indenture Trustee to
                  authenticate and deliver a Series of Notes to underwriters for sale or retention by the Issuer (2.4(b));

                           (G) the duty to notify the Indenture Trustee to
                  deliver Notes of additional Series to Persons designated in the Series Supplement thereto and other duties in connection therewith (2.4(b));

                           (H) the preparation and delivery of notice to the
                  Indenture Trustee of the appointment of the Note Registrar and location of a Note Register (2.6(a));


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                           (I) the duty to deliver, to the Indenture Trustee or
                  Transfer Agent and Registrar, Bearer and Registered Notes (2.6(a));

                           (J) the duty to maintain a Paying Agent and a
                  Transfer Agent and Registrar outside the United States (as defined in subsection 2.6(d) of the Base Indenture (2.7(a));

                           (K) the duty to cause each Paying Agent to deliver an
                  instrument to the Indenture Trustee wherein such Paying Agent agrees to fulfill certain obligations (2.8(a));

                           (L) the delivery of an Issuer Order directing any
                  Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, for the purpose of obtaining the satisfaction and discharge of the Base Indenture (2.8(b));

                           (M) the preparation and delivery of an Issuer Request
                  for the release of funds held for two years or longer
                  (2.8(c));

                           (N) the duty to request additional information or
                  certification required to be obtained from any transferee of any Series of Notes (2.9(a)(i));

                           (O) the duty to request additional information or
                  certification from a transferee with respect to any transfer of Restricted Global Notes (2.9(a)(i)(B));

                           (P) the duty to adopt certification requirements with
                  respect to any transfer or exchange of a Global Note for a
                  Note in definitive registered form (2.9(a)(i)(D)(vii));

                           (Q) the duty to collect monies to cover any transfer
                  tax or other governmental charge in connection with any exchange or registration of transfer of Notes (2.9(c));

                           (R) the delivery of an Issuer Order to the Indenture
                  Trustee requesting that the Indenture Trustee execute, authenticate and deliver temporary Notes for a particular Series, and the duty to cause Definitive Notes to be prepared without unreasonable delay (2.11);

                           (S) the delivery to the Indenture Trustee for
                  cancellation any Notes previously authenticated and delivered under the Base Indenture, acquired by the Issuer (2.13);


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                           (T) the duty to prepare and deliver an Issuer Request
                  to release property from the lien of the Indenture (2.14);

                           (U) the duty to notify the Indenture Trustee in
                  writing that the Issuer has elected to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Notes following an Event of Default (2.18(a));

                           (V) the duty to notify the Indenture Trustee if and
                  when the Notes are listed on any stock exchange (4.4);

                           (W) the duty to instruct or cause the Servicer to
                  instruct the Indenture Trustee with respect to investment of funds on deposit in the Principal Account, the Finance Charge Account and any Series Account (5.3(e));

                           (X) the duty to pay or cause the payment of
                  Collections, by the Servicer, to the Collection Account (5.4(a));

                           (Y) the duty to notify the Servicer to transfer
                  amounts representing Credit Balances (5.4(a));

                           (Z) the duty to deposit all Collections as set forth
                  in Section 5.3(a) of the Base Indenture into a new Collection Account upon the disqualification of the institution maintaining the Collection Account (5.4(e));

                           (AA) the duty to provide notice with respect to any
                  changes in Issuer's location (8.2);

                           (BB) the obtaining and preservation of the Issuer's
                  qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Base Indenture, the Notes and the Receivables (8.4);

                           (CC) the duty to prepare or cause to be prepared all
                  supplements and amendments to the Base Indenture, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Estate (8.5);

                           (DD) the identification to the Indenture Trustee in
                  an AIC Officer's Certificate of a Person or Persons with whom the Issuer has contracted to perform its duties under the Base Indenture (8.7(b));


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                           (EE) the duty to file (or caused to be filed) any and
                  all of financing statements (8.7(c));

                           (FF) the duty to notify the Trustee of a Servicer
                  Default under the Sale and Servicing Agreement (8.7(d));

                           (GG) the duty to give notice of termination to the
                  Servicer of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement (8.7(e));

                           (HH) the duty to notify the Indenture Trustee of (a)
                  the termination of the Servicer and (b) the appointment of a Successor Servicer (8.7(f));

                           (II) the duty to take all reasonable actions
                  requested by the Indenture Trustee to enforce its rights lender the Related Documents (8.7(h));

                           (JJ) the annual delivery of an AIC Officer's
                  Certificate from an Authorized Officer of the Issuer certifying as to certain matters with respect to the Issuer (8.9);

                           (KK) the delivery to the Indenture Trustee of an AIC
                  Officer's Certificate and an AIC Opinion of Counsel in connection with a consolidation or merger of the Issuer certifying as to compliance with the provisions of the Base Indenture (8.10(a)(v));

                           (LL) the delivery to the Indenture Trustee of an AIC
                  Officer's Certificate and an AIC Opinion of Counsel in connection with a conveyance or transfer of all or substantially all of the assets of the Trust certifying as to compliance with the provisions of the Base Indenture (8.10(b)(v));

                           (MM) the delivery of written notice to the Indenture
                  Trustee that the Issuer has been released from its obligations under the Base Indenture, with respect to the Notes, upon the conveyance or transfer of all or substantially all of the assets of the Trust (8.11(b));

                           (NN) the duty to cause the Servicer to comply with
                  the Sale and Servicing Agreement (8.14);

                           (OO) the duty to cause the Issuer to comply with the
                  Requirements of Law (8.17);


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                           (PP) the delivery of written notice to the Trustee
                  and the Rating Agencies of any default under any Related Agreement (8.19(b));

                           (QQ) the duty to make any required filings and to
                  deliver to the Indenture Trustee an AIC Officer's Certificate, an AIC Opinion of Counsel and copies of all required filings, in connection with a change of name or a change in the location of the principal office of the Issuer (subject to certain exceptions) (8.24);

                           (RR) the fixing or causing to be fixed of any special
                  record date and the notification of the Indenture Trustee and the Noteholders of such date and the amount to be paid (10.11(a);

                           (SS) the duty to cause the Servicer and the Seller to
                  comply with their obligations to the Issuer under the Sale and Servicing Agreement (10.18(a));

                           (TT) the duty to remove the Indenture Trustee and the
                  preparation and delivery of notice to the Servicer and the Indenture Trustee of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (11.7(b));

                           (UU) the preparation of any written instruments
                  required to confirm more fully the authority of any co-trustee or separate trustee and any written instructions necessary in connection with the resignation or removal of any co-trustee or separate trustee and the providing of consent to the appointment of a co-trustee or separate trustee (11.10);

                           (VV) the duty to cause a final payment to be made in
                  respect of a particular Series of Notes (12.5);

                           (WW) the duty to pay or cause to be paid or
                  irrevocably deposit or cause to be irrevocably deposited in the Payment Account and any applicable Series Account funds sufficient to pay in full all amounts owed to each Enhancement Provider and all Issuer Obligations (12.1(B));

                           (XX) the preparation and delivery to the Indenture
                  Trustee and any Enhancement Provider of an AIC Officer's Certificate, and AIC Opinion of Counsel and an Independent Certificate, if necessary, each meeting the applicable requirements of subsection 15.1(a) of the Base Indenture and


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                  each stating that the conditions precedent providing for the satisfaction and discharge of the Base Indenture have been satisfied (12.1(F));

                           (YY) the preparation and delivery of Issuer Order,
                  the preparation of Issuer Orders with respect to any amendments to the Base Indenture with the consent of Noteholders (13.2);

                           (ZZ) the duty to prepare and deliver Compliance
                  Certificates and Opinions in connection with request by Issuer to the Indenture Trustee to take any action under the Base Indenture (15.1(a),(b));

                           (AAA) the duty to provide alternate payment or notice
                  with respect to alternate payment to Noteholders (15.6);

                           (BBB) the duty to record the Base Indenture, if
                  applicable (15.15);

                           (CCC) the duty to file an answer with respect to any
                  bankruptcy proceedings filed against the Issuer (15.17);

                           (DDD) the selection of rating agency or agencies to
                  rate all or a portion of any Series of Notes (definitions.);
                  and

                           (EEE) the preparation, obtaining or filing of
                  instruments, opinions, certificates and other documents (other than the preparation of UCC amendments, which shall be the responsibility of the Servicer under the Sale and Servicing Agreement) required for the release of Trust Estate.

                  (ii) The Trust Administrator will:

                           (A) to the extent not paid by the Seller, indemnify
                  the Owner Trustee and its agents for, and hold them harmless against, any loss, liability or expense incurred without willful misconduct or gross negligence on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

                  (b) Additional Duties.

                           (i) In addition to the duties set forth in Section 1
                  (a)(i), the Trust Administrator shall perform or shall cause the performance by the appropriate persons of such calculations and shall prepare or shall cause the preparation


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                  by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements not required to be done by the Servicer or Seller, and at the request of the Owner Trustee shall take all appropriate action that the Issuer or the Owner Trustee is required to take pursuant to the Related Agreements not required to be taken by the Servicer or Seller. In furtherance thereof, the Owner Trustee shall on behalf of itself and of the Issuer, execute and deliver to the Trust Administrator and to each successor Trust Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the forms of Exhibits A hereto, appointing the Trust Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Trust Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Trust Administrator.

                           (ii) Notwithstanding anything in this Agreement or
                  the Related Agreements to the contrary, the Trust Administrator shall be responsible for promptly notifying the Servicer in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to the Depositor as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Servicer pursuant to such provision.

                           (iii) Notwithstanding anything in this Agreement or
                  the Related Agreements to the contrary, the Trust Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.05 of the Trust Agreement with respect to, among other things, accounting and reports to the Depositor.

                           (iv) The Trust Administrator shall provide written
                  notice to the Indenture Trustee upon notification to the Trust Administrator that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Section 2.18(a) of the Base Indenture. Upon the receipt of such notification from the Clearing Agency or Foreign Clearing Agency, the Trust Administrator shall use reasonable efforts to locate and appoint a qualified successor Clearing Agency.


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                           (v) In carrying out the foregoing duties or any of
                  its other obligations under this Agreement, the Trust Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Trust Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

                  (c) Non-Ministerial Matters.

                           (i) With respect to matters that in the reasonable
                  judgment of the Trust Administrator are non-ministerial, the Trust Administrator shall not take any action unless within a reasonable time before the taking of such action, the Trust Administrator shall have notified the Owner Trustee and the Owners of the proposed action and neither the Owners nor the Owner Trustee shall have unreasonably withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                                    (A) the initiation of any claim or lawsuit
                           by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables and the Transferor Certificate);

                                    (B) the amendment, change or modification of
                           the Related Agreements;

                                    (C) the appointment of successor Note
                           Registrars and successor Paying Agents covered pursuant to the Base Indenture or the appointment of a successor Trust Administrator or a successor Servicer, or the consent to the assignment by the Note Registrar or, Paying Agent of its obligations under the Base Indenture; and

                           (ii) Notwithstanding anything to the contrary in this
                  Agreement, the Trust Administrator shall not be obligated to, and shall not, (A) make any payments to the Noteholders under the Related Agreements, (B) sell the Trust Estate pursuant to clause (a) of Section 5.9 of the Base Indenture, (C) sell the Receivables or the Transferor Certificate after the termination of the Base Indenture (D) take any other action that the Issuer directs the Trust Administrator not to take on its behalf or (E) take any other action which may be construed as having the effect of varying the investment of the Holders.

         SECTION 2. Records. The Trust Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which

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books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

         SECTION 3. Compensation. As compensation for the performance of the Trust Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Trust Administrator shall be entitled to an annual payment of compensation of $2,500 which shall be solely an obligation of the Servicer.

         SECTION 4. Additional Information to be Furnished to the Issuer. The Trust Administrator shall furnish to the Issuer from time to time such additional information regarding the Trust Estate as the Issuer shall reasonably request.

         SECTION 5. Independence of the Trust Administrator. For all purposes of this Agreement, the Trust Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Trust Administrator shall have no authority to act for or represent the Issuer, the Owner Trustee or the Indenture Trustee in any way and shall not otherwise be deemed an agent of the Issuer, the Owner Trustee or the Indenture Trustee.

         SECTION 6. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Trust Administrator and either of the Issuer, the Owner Trustee or the Indenture Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         SECTION 7. Other Activities of Trust Administrator. Nothing herein shall prevent the Trust Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as administrator for any other Person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         SECTION 8. Term of Agreement; Resignation and Removal of Trust Administrator. This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

         (a) Subject to Sections 8(d) and 8(e), the Trust Administrator may resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

         (b) Subject to Sections 8(d) and 8(e), the Issuer may remove the Trust Administrator without cause by providing the Trust Administrator with at least 60 days' prior written notice.


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         (c) Subject to Sections 8(d) and 8(e), at the sole option of the
Issuer, the Trust Administrator may be removed immediately upon written notice of termination from the Issuer to the Trust Administrator if any of the following events shall occur:

                  (i) the Trust Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 30 days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                  (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Trust Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Trust Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                  (iii) the Trust Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Trust Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

         The Trust Administrator agrees that if any of the events specified in clauses (ii) or (iii) above shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the occurrence of such event.

         (d) No resignation or removal of the Trust Administrator pursuant to this Section shall be effective until (i) a successor Trust Administrator shall have been appointed by the Issuer and (ii) such successor Trust Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Trust Administrator is bound hereunder.

         (e) The appointment of any successor Trust Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

         (f) Subject to Section 8(d) and 8(e), the Trust Administrator acknowledges that upon the appointment of a successor Servicer pursuant to the Sale and Servicing Agreement, the Trust Administrator shall immediately resign and such successor Servicer shall automatically become the Trust Administrator under this Agreement; provided, however, that this Section 8(f) shall not apply at such times as the Indenture Trustee shall be the successor Servicer.

         SECTION 9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to the first sentence of Section 8 or the resignation or removal of the Trust Administrator pursuant to Section 8(a), (b) or (c), respectively, the Trust Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Trust Administrator shall forthwith upon such termination pursuant to the first sentence of Section 8 deliver to the Issuer all property and documents of or relating to the Trust Estate then in the custody of the Trust Administrator. In the event of the resignation or removal of the Trust Administrator pursuant to Section 8(a), (b) or (c), respectively, the Trust Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Trust Administrator. The Trust Administrator's payment and indemnification obligations pursuant to this Agreement which arose as a result of Trust Administrator's actions while acting as Trust Administrator shall survive the termination of this Agreement and the resignation and removal of the Trust Administrator.

         SECTION 10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

                  (a)      if to the Issuer or the Owner Trustee, to:

                           AIG CREDIT PREMIUM FINANCE MASTER TRUST c/o Chase Manhattan Bank Delaware 1201 Market Street Wilmington, DE 19801

                  (b)      if to the Trust Administrator, to:

                           A.I. CREDIT CORP.
                           160 Water Street
                           New York, NY 10038-4922

                  (c)      if to the Indenture Trustee, to:

                           Bank One, National Association
                           1 Bank One Plaza
                           Chicago, Illinois  60670

                  (d)      if to the Owner Trustee, to:

                           Chase Manhattan Bank Delaware
                           1201 Market Street
                           Wilmington, DE  19801

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

         SECTION 11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the parties hereto, with the written consent of the Owner Trustee, but without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided that such amendment will not materially and adversely affect the interest of any Noteholder. This Agreement may also be amended by the parties hereto with the written consent of the Owner Trustee and the holders of Notes evidencing at least a majority of the [Outstanding Principal Amount] of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; provided, further, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or the Transferor Certificate or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the holders of Notes which are required to consent to any such amendment, without the consent of the holders of all outstanding Notes. Notwithstanding the foregoing, the Trust Administrator may not amend this Agreement without the permission of the Seller, which permission shall not be unreasonably withheld.

         SECTION 12. Successors and Assigns. This Agreement may not be assigned by the Trust Administrator unless such assignment is previously consented to in writing by the Issuer, the Owner Trustee and the Indenture Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Trust Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Trust Administrator without the consent of the Issuer, the Indenture Trustee or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Trust Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Issuer, the Owner Trustee and the Indenture Trustee, in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Trust Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         SECTION 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 14. Headings. The section and subsection headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         SECTION 15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

         SECTION 16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 17. Not Applicable to A.I. Credit Corp. in Other Capacities. Nothing in this Agreement shall affect any obligation A.I. Credit Corp. may have in any other capacity.

         SECTION 18. Limitation of Liability of Owner Trustee and Indenture Trustee.

         (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Chase Manhattan Bank Delaware, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall Chase Manhattan Bank Delaware in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VII and VIII, of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Bank One, National Association, not in its individual capacity but solely as Indenture Trustee and in no event shall Bank One, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         SECTION 19. Third-Party Beneficiary. The Owner Trustee is third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

         SECTION 20. Nonpetition Covenant.

         Notwithstanding any prior termination of this Agreement, the Seller, the Trust Administrator, the Owner Trustee and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.


                         AIG CREDIT PREMIUM FINANCE MASTER TRUST

                         By: CHASE MANHATTAN BANK
                             DELAWARE,
                             not in its individual capacity
                             but solely as Owner Trustee


                         By:  /s/ Denis Kelly
                            ----------------------------------------
                            Name: Denis Kelly
                            Title: Assistant Vice President

                         A.I. RECEIVABLES TRANSFER CORP.,
                              as Seller


                         By:  /s/ Michael D. Vogen
                            ----------------------------------------
                            Name: Michael D. Vogen
                            Title: Vice President

                         BANK ONE, NATIONAL ASSOCIATION
                         not in its individual capacity but
                         solely as Indenture Trustee

                         By:  /s/ Steve M. Husbands
                            ----------------------------------------
                            Name: Steve M. Husbands
                            Title: Assitant Vice President

                         A.I. CREDIT CORP., as Trust
                              Administrator


                         By:  /s/ Michael D. Vogen
                            ----------------------------------------
                            Name: Michael D. Vogen
                            Title: Senior Vice President

                                                                       EXHIBIT A
                                                                       ---------
                                     FORM OF
                                POWER OF ATTORNEY


STATE OF____________________________)
                                    )
COUNTY OF___________________________)



         KNOW ALL MEN BY THESE PRESENTS, that CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, not in its individual capacity but solely as owner trustee ("Owner Trustee") for the AIG CREDIT PREMIUM FINANCE MASTER TRUST (the "Trust"), does hereby make, constitute, and appoint A.I. CREDIT CORP. as Trust Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Related Agreements (as defined in the Administration Agreement), including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Administration Agreement, dated as of November 5, 1999 by and among the Trust, A.I. Credit Corp., as Trust Administrator, A.I. Receivables Transfer Corp., as Seller and Bank One, National Association as Indenture Trustee, as such may be amended, supplemented or otherwise modified and in effect from time to time.

         All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

             EXECUTED this___ day of____________________, 1999

                                 CHASE MANHATTAN BANK
                                   DELAWARE,
                                 not in its individual capacity but solely as Owner Trustee

                                 By:
                                    -----------------------------------------
                                    Name:
                                    Title:


                                      A-1